Exhibit 99.1

Alarm.com Reports Third Quarter 2025 Results

-- SaaS and license revenue increased 10.1% to $175.4 million, compared to $159.3 million for the third quarter of 2024 --
-- GAAP net income was $35.1 million, compared to $36.5 million --
-- Non-GAAP adjusted EBITDA increased 18.4% to $59.2 million, compared to $50.0 million --

TYSONS, VA., November 6, 2025 -- Alarm.com Holdings, Inc. (Nasdaq: ALRM), the leading platform for the intelligently connected property, today reported financial results for its third quarter ended September 30, 2025. Alarm.com also provided its financial outlook for SaaS and license revenue for the fourth quarter of 2025 and increased its guidance for the full year of 2025.

Third Quarter 2025 Financial Results as Compared to Third Quarter 2024

•SaaS and license revenue increased 10.1% to $175.4 million, compared to $159.3 million.
•Total revenue increased 6.6% to $256.4 million, compared to $240.5 million.
•GAAP net income was $35.1 million, compared to $36.5 million. GAAP net income attributable to common stockholders was $35.3 million, or $0.65 per diluted share, compared to $36.7 million, or $0.67 per diluted share.
•Non-GAAP adjusted EBITDA(*) increased 18.4% to $59.2 million, compared to $50.0 million.
•Non-GAAP adjusted net income attributable to common stockholders(*) increased 20.6% to $42.4 million, or $0.76 per diluted share, compared to $35.2 million, or $0.62 per diluted share.

Balance Sheet and Cash Flow

•Total cash and cash equivalents was $1.07 billion as of September 30, 2025, compared to $1.22 billion as of December 31, 2024.
•For the nine months ended September 30, 2025, cash flows from operating activities was $117.4 million, compared to $150.2 million for the nine months ended September 30, 2024. For the nine months ended September 30, 2025, non-GAAP free cash flow(*) was $102.0 million, compared to $142.3 million for the nine months ended September 30, 2024.

(*) Reconciliations of the non-GAAP measures are set forth at the end of this press release.

Recent Business Highlights

•OpenEye Introduces Intelligent Video Monitoring Tools: The suite of intelligent video monitoring capabilities is designed to reduce false alarms, deter unwanted activity, and streamline operations for property managers and security personnel. It includes Active Deterrent, which uses camera-based LED lights to draw attention to suspicious behavior in response to customized analytics events. The suite of tools also offers new location management features make it easier for subscribers to manage surveillance systems across multiple sites, synchronize alert notifications and arming status, and use scheduling logic to automatically control system states across locations.

•Alarm.com Launches New Outdoor Wi-Fi Spotlight Camera: The V730 spotlight camera provides a significantly enhanced outdoor surveillance performance and ease of installation for service providers. The V730 delivers high-quality color video at night through an integrated spotlight and 4-megapixel sensor, includes two-way audio for real-time communication, and Bluetooth enrollment for accurate and streamlined configuration and installation.

•EnergyHub Acquires Bridge to Renewables: EnergyHub, Alarm.com’s grid services subsidiary, acquired Bridge to Renewables (BTR), a Washington, D.C.-based startup that provides a managed charging solution for EV manufacturers and drivers. BTR’s technology integrates directly into a vehicle’s native mobile app, delivering utility program enrollment, charging insights and incentives to EV drivers. The acquisition is anticipated to expand EnergyHub’s ecosystem of automotive partners and strengthen its end-to-end managed charging offering, supporting improved driver engagement and grid optimization for utility clients.

Financial Outlook

Alarm.com is providing its outlook for SaaS and license revenue for the fourth quarter of 2025 and increasing its guidance for the full year of 2025 based upon current management expectations.

For the fourth quarter of 2025:

•SaaS and license revenue is expected to be in the range of $176.0 million to $176.2 million.

For the full year 2025:

•SaaS and license revenue is now expected to be in the range of $685.2 million to $685.4 million, up $4.1 million from the midpoint of the full year 2025 SaaS and license revenue guidance provided last quarter.
•Total revenue is expected to be $1.00 billion, which includes anticipated hardware and other revenue in the range of $315.0 million to $316.0 million.
•Non-GAAP adjusted EBITDA is expected to be $199.0 million.
•Non-GAAP adjusted net income attributable to common stockholders is expected to be $140.5 million, based on an estimated tax rate of 21.0%.
•Based on an expected 58.9 million weighted average diluted shares outstanding, non-GAAP adjusted net income attributable to common stockholders is expected to be $2.53 per diluted share.

The 2025 guidance provided above is forward-looking in nature. Actual results may differ materially. See the cautionary note regarding “Forward-Looking Statements” below. The guidance provided above is based on expectations as of the date of this press release and Alarm.com undertakes no obligation to update guidance after such date.

Conference Call and Webcast Information

Alarm.com will host a conference call to discuss its third quarter 2025 financial results and its outlook for the fourth quarter and full year 2025. A live audio webcast is scheduled to begin at 4:30 p.m. ET on November 6, 2025. To participate on the live call, analysts and investors should pre-register to obtain a dial-in number and individual passcode by visiting: https://register-conf.media-server.com/register/BIdbcc1625c64b4f0089b752f219515b03. Alarm.com will also offer a live and archived webcast of the conference call accessible on Alarm.com’s Investor Relations website at http://investors.alarm.com. The information contained on any referenced website is not incorporated herein.

About Alarm.com Holdings, Inc.

Alarm.com is the leading platform for intelligently connected properties. Millions of homeowners and businesses rely on Alarm.com's technology to secure, monitor and manage their environments from anywhere. Our comprehensive suite of solutions — including security, video surveillance, access control, active shooter detection, intelligent automation, energy management and wellness — is delivered exclusively through a trusted network of thousands of professional service providers and commercial integrators across North America and worldwide. Alarm.com's common stock is traded on Nasdaq under the ticker symbol ALRM. Alarm.com delivers serious security for serious people. To learn more, visit www.alarm.com.

Non-GAAP Financial Measures

To supplement our consolidated selected financial data presented on a basis consistent with GAAP, this press release contains certain non-GAAP financial measures, including non-GAAP adjusted EBITDA, non-GAAP adjusted income before income taxes, non-GAAP adjusted net income, non-GAAP adjusted income attributable to common stockholders before income taxes, non-GAAP adjusted net income attributable to common stockholders, non-GAAP adjusted net income attributable to common stockholders per share and non-GAAP free cash flow. We have included non-GAAP measures in this press release because they are financial, operating or liquidity measures used by our management to (i) understand and evaluate our core operating performance and trends and generate future operating plans, (ii) make strategic decisions regarding the allocation of capital and investments in initiatives that are focused on cultivating new markets for our solutions and (iii) provide useful information to management about the amount of cash generated by the business after necessary capital expenditures. We also use non-GAAP adjusted EBITDA as a performance measure under our executive bonus plan. Further, we believe that these non-GAAP measures of our financial results provide useful information to investors and others in understanding and evaluating our results of operations, business trends and financial condition. While we believe the use of these non-GAAP measures provides useful information to investors and management in analyzing our financial performance, non-GAAP measures have inherent limitations in that they do not reflect all of the amounts and transactions that are included in our financial statements prepared in accordance with GAAP. Non-GAAP measures do not serve as an alternative to GAAP nor do we consider our non-GAAP measures in isolation. Accordingly, we present non-GAAP financial measures only in connection with GAAP results. We urge investors to consider non-GAAP measures only in conjunction with our GAAP financials and to review the reconciliation of our non-GAAP financial measures to the most directly comparable GAAP financial measures, which are included in this press release.

We consider non-GAAP free cash flow to be a liquidity measure, which we define as cash flows from operating activities less purchases of property and equipment.

With respect to our expectations under “Financial Outlook” above, reconciliation of non-GAAP adjusted EBITDA and non-GAAP adjusted net income attributable to common stockholders guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures. In particular, non-ordinary course litigation expense, acquisition-related expense and tax windfall or shortfall adjustments can have unpredictable fluctuations based on unforeseen activity that is out of our control and/or cannot reasonably be predicted. We expect the above charges to have a significant and potentially highly variable impact on our future GAAP financial results.

We exclude one or more of the following items from non-GAAP financial and operating measures:

Interest expense: We record interest expense primarily related to the January 2021 issuance of $500.0 million aggregate principal amount of 0% convertible senior notes due January 15, 2026, or the 2026 Notes, and the May 2024 issuance of $500.0 million aggregate principal amount of 2.25% convertible senior notes due June 1, 2029, or the 2029 Notes. We exclude interest expense in calculating our non-GAAP adjusted EBITDA. For non-GAAP adjusted net income, non-GAAP adjusted net income attributable to common stockholders and non-GAAP adjusted net income attributable to common stockholders per share, basic and diluted, we do not exclude interest expense other than the interest expense related to the amortization of debt issuance costs related to the 2026 Notes and 2029 Notes as discussed below.

Interest income and certain activity within other income / (expense), net: We exclude interest income as well as certain activity within other income / (expense), net including gains, losses or impairments on investments without readily determinable fair values and other assets, gains on settlement fees as well as losses on the early extinguishment of the debt, when applicable, from our non-GAAP financial measures because we do not consider it part of our ongoing results of operations.

Provision for income taxes: We exclude the impact related to our provision for income taxes from our non-GAAP adjusted EBITDA calculation. We do not consider this tax adjustment to be part of our ongoing results of operations.

Income from equity method investments, net: We exclude income from equity method investments, net from our non-GAAP financial measures because we do not consider it part of our ongoing results of operations.

Amortization expense: GAAP requires that operating expenses include the amortization of acquired intangible assets, which principally include acquired customer relationships, developed technology and trade names. We exclude amortization of intangibles from our non-GAAP financial measures because we do not consider amortization expense when we evaluate our ongoing business operations, nor do we factor amortization expense into our evaluation of potential acquisitions, or our measurement of the performance of those acquisitions. We believe that the exclusion of amortization expense enables the comparison of our performance to other companies in our industry as other companies may be more or less acquisitive than we are and therefore, amortization expense may vary significantly by company based on their acquisition history. Although we exclude amortization of acquired intangible assets from our non-GAAP financial measures, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation.

Depreciation expense: We record depreciation primarily for investments in property and equipment. We exclude depreciation in calculating non-GAAP adjusted EBITDA because we do not consider depreciation when we evaluate our ongoing business operations. For non-GAAP adjusted net income, non-GAAP adjusted net income attributable to common stockholders and non-GAAP adjusted net income attributable to common stockholders per share, basic and diluted, we do not exclude depreciation.

Amortization of debt issuance costs: We record amortization of debt issuance costs related to the 2026 Notes and 2029 Notes as interest expense. We exclude amortization of debt issuance costs from our non-GAAP adjusted net income, non-GAAP adjusted net income attributable to common stockholders and non-GAAP adjusted net income attributable to common stockholders per share, basic and diluted, because we believe that the exclusion of this non-cash interest expense will provide for more meaningful information about our financial performance.

Stock-based compensation expense: We exclude stock-based compensation expense, which relates to restricted stock units and other forms of equity incentives primarily awarded to employees of Alarm.com, because they are non-cash charges that we do not consider when assessing the operating performance of our business. Additionally, the determination of stock-based compensation expense can be calculated using various methodologies and is dependent upon subjective assumptions and other factors that vary on a company-by-company basis. Therefore, we believe that excluding stock-based compensation expense from our non-GAAP financial measures improves the comparability of our results to the results of other companies in our industry.

Acquisition-related expense: Included in operating expenses are incremental costs directly related to business and asset acquisitions as well as changes in the fair value of contingent consideration liabilities, when applicable. We exclude acquisition-related expense from our non-GAAP financial measures because we believe that the exclusion of this expense allows us to better provide meaningful information about our operating performance, facilitates comparisons to our historical operating results, improves the comparability of our results to the results of other companies in our industry, and ultimately, we believe helps investors better understand the acquisition-related expense and the effects of the transaction on our results of operations.

Litigation expense: We exclude non-ordinary course litigation expense because we do not consider legal costs and settlement fees incurred and received in litigation and litigation-related matters of non-ordinary course lawsuits and other disputes, particularly costs incurred in ongoing intellectual property litigation, to be indicative of our core operating performance. We do not adjust for ordinary course legal expenses, including those expenses resulting from maintaining and enforcing our intellectual property portfolio and license agreements.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by their use of terms and phrases such as “anticipate,” “believe,” “continue,” “designed,” “enable,” “ensure,” “expect,” “intend,” “will,” and other similar terms and phrases, and such forward-looking statements include, but are not limited to, the statements regarding the Company’s opportunities, positioning, the benefits of recently launched offerings, acquisitions and investments, and the Company’s guidance for the fourth quarter and full year 2025 described under “Financial Outlook” above and key assumptions related thereto. The events described in these forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements, including, but not limited to: impact of the global economic uncertainty and financial market conditions caused by significant worldwide events, including public health crises, geopolitical upheaval (including the ongoing conflicts in Ukraine, and in the Middle East and surrounding areas), supply chain disruptions, interest rates, the U.S. government shutdown, tariffs and inflation (collectively, Macroeconomic Conditions); impact of Macroeconomic Conditions and their economic effects on demand for the Company's products; the reliability of the Company’s network operations centers; the Company’s ability to retain service provider partners and residential and commercial subscribers and sustain its growth rate; the Company’s ability to manage growth and execute on its business strategies; the effects of increased competition and evolving technologies; the Company’s ability to integrate acquired assets and businesses and to manage service provider partners, customers and employees; consumer demand for interactive security, video monitoring, intelligent automation, energy management and wellness solutions; the Company’s reliance on its service provider network to attract new customers and retain existing customers; the Company's dependence on its suppliers; the potential loss of any key supplier or the inability of a key supplier to deliver their products to us on time or at the contracted price; the reliability of the Company’s hardware and wireless network suppliers and new or enhanced United States tax, tariff, import/export restrictions, or other trade barriers; and other risks and uncertainties discussed in the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 7, 2025 and other subsequent filings the Company makes with the Securities and Exchange Commission from time to time, including its Form 10-Q for the quarter ended September 30, 2025. In addition, the forward-looking statements included in this press release represent the Company’s views and expectations as of the date hereof and are based on information currently available to the Company. The Company anticipates that subsequent events and developments may cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so except as required by law. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.

Investor & Media Relations:
Matthew Zartman
Alarm.com
ir@alarm.com

ALARM.COM HOLDINGS, INC.
Consolidated Statements of Operations
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue:
SaaS and license revenue	$175,372	$159,276	$509,165	$465,547
Hardware and other revenue	81,028	81,221	240,365	232,040
Total revenue	256,400	240,497	749,530	697,587
Cost of revenue(1):
Cost of SaaS and license revenue	24,233	23,099	69,454	65,621
Cost of hardware and other revenue	63,329	61,649	183,804	176,924
Total cost of revenue	87,562	84,748	253,258	242,545
Operating expenses:
Sales and marketing	29,498	27,010	89,183	80,301
General and administrative	27,889	25,712	81,974	81,112
Research and development	66,637	62,221	204,074	193,907
Amortization and depreciation	7,793	7,612	22,351	22,029
Total operating expenses	131,817	122,555	397,582	377,349
Operating income	37,021	33,194	98,690	77,693
Interest expense	(4,326)	(4,315)	(12,961)	(7,079)
Interest income	11,274	14,384	35,453	33,780
Other income / (expense), net	3,538	(89)	703	(1,665)
Income before income taxes	47,507	43,174	121,885	102,729
Provision for income taxes	15,200	6,718	27,965	10,349
Income from equity method investments, net	(2,793)	—	(3,109)	—
Net income	35,100	36,456	97,029	92,380
Net loss attributable to redeemable noncontrolling interests	238	226	811	1,408
Net income attributable to common stockholders	$35,338	$36,682	$97,840	$93,788

Per share information attributable to common stockholders:
Net income attributable to common stockholders per share:
Basic	$0.71	$0.74	$1.97	$1.89
Diluted	$0.65	$0.67	$1.80	$1.73
Weighted average common shares outstanding:
Basic	49,896,117	49,282,514	49,788,187	49,691,263
Diluted	58,461,103	59,780,908	59,630,170	57,212,003
______________________________
(1) Exclusive of amortization and depreciation shown in operating expenses below.

Stock-based compensation expense data:	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Cost of hardware and other revenue	$—	$—	$—	$2
Sales and marketing	642	545	1,742	2,024
General and administrative	2,721	3,077	8,167	9,561
Research and development	4,858	5,572	16,704	20,088
Total stock-based compensation expense	$8,221	$9,194	$26,613	$31,675

ALARM.COM HOLDINGS, INC.
Consolidated Balance Sheets
(in thousands, except share and per share data)
(unaudited)

	September 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$1,066,583	$1,220,701
Accounts receivable, net of allowance for credit losses of $4,576 and $3,870, and net of allowance for product returns of $2,225 and $2,448 as of September 30, 2025 and December 31, 2024, respectively	110,984	126,082
Inventory	92,298	87,435
Other current assets, net of allowance for credits losses of $749 and $0 as of September 30, 2025 and December 31, 2024, respectively	75,833	47,374
Total current assets	1,345,698	1,481,592
Property and equipment, net	67,438	63,205
Intangible assets, net	71,214	63,159
Goodwill	181,710	154,211
Deferred tax assets	160,883	181,284
Operating lease right-of-use assets	55,515	53,425
Investments in unconsolidated entities	197,696	17,170
Other assets, net of allowance for credit losses of $0 and $1 as of September 30, 2025 and December 31, 2024, respectively	43,436	24,162
Total assets	$2,123,590	$2,038,208
Liabilities, redeemable noncontrolling interests and stockholders’ equity
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$101,332	$139,427
Accrued compensation	29,023	28,739
Deferred revenue	14,387	12,940
Convertible senior notes, net	499,068	—
Operating lease liabilities	10,201	7,700
Total current liabilities	654,011	188,806
Deferred revenue	13,576	13,619
Convertible senior notes, net, noncurrent	488,922	983,477
Operating lease liabilities	69,066	65,534
Other liabilities	14,741	15,479
Total liabilities	1,240,316	1,266,915
Redeemable noncontrolling interests	56,084	44,747
Stockholders’ equity
Preferred stock, $0.001 par value, 10,000,000 shares authorized; no shares issued and outstanding as of September 30, 2025 and December 31, 2024	—	—
Common stock, $0.01 par value, 300,000,000 shares authorized; 53,297,751 and 52,756,077 shares issued; and 49,760,526 and 49,618,346 shares outstanding as of September 30, 2025 and December 31, 2024, respectively	533	528
Additional paid-in capital	544,699	521,192
Treasury stock, at cost; 3,537,225 and 3,137,731 shares as of September 30, 2025 and December 31, 2024, respectively	(208,710)	(186,291)
Accumulated other comprehensive income	2,526	815
Retained earnings	488,142	390,302
Total stockholders’ equity	827,190	726,546
Total liabilities, redeemable noncontrolling interests and stockholders’ equity	$2,123,590	$2,038,208

ALARM.COM HOLDINGS, INC.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Nine Months Ended September 30,
Cash flows from operating activities:	2025	2024
Net income	$97,029	$92,380
Adjustments to reconcile net income to net cash flows from operating activities:
Provision for credit losses on accounts receivable	1,399	530
Reserve for product returns	2,444	2,672
Provision for credit losses on notes receivable	748	3,996
Amortization on patents and tooling	542	657
Amortization and depreciation	22,351	22,029
Amortization of debt issuance costs	4,513	3,296
Amortization of operating leases	11,657	9,425
Deferred income taxes	18,713	(32,739)
Change in fair value of contingent liability	252	105
Stock-based compensation	26,613	31,675
Distributions on investments in unconsolidated entities	4,014	—
(Gain on) / loss from investments in unconsolidated entities	(3,077)	203
Changes in operating assets and liabilities (net of business acquisitions):
Accounts receivable	11,645	6,425
Inventory	(3,485)	21,195
Other current and non-current assets	(19,858)	(5,034)
Accounts payable and other current liabilities	(48,290)	(4,904)
Deferred revenue	1,404	4,126
Operating lease liabilities	(9,884)	(9,171)
Other liabilities	(1,329)	3,287
Cash flows from operating activities	117,401	150,153
Cash flows used in investing activities:
Business acquisition, net of cash acquired	(35,733)	—
Additions to property and equipment	(15,421)	(7,865)
Issuances of notes receivable	(24,305)	(500)
Receipt of payments on notes receivable	86	38
Capitalized software development costs	(1,032)	(1,128)
Proceeds from sale of investments in unconsolidated entities	1,459	—
Purchase of investments in unconsolidated entities	(175,057)	(7,052)
Purchases of other intangible assets	—	(46)
Cash flows used in investing activities	(250,003)	(16,553)
Cash flows (used in) / from financing activities:
Proceeds from issuance of convertible senior notes	—	500,000
Payments of debt issuance costs	—	(14,834)
Purchases of capped calls related to convertible senior notes	—	(63,050)
Payments of deferred consideration for acquisitions	(1,741)	(7,269)
Purchases of treasury stock, including transaction costs	(22,419)	(75,000)
Payments of tax withholdings related to vesting of restricted stock units	—	(3,401)
Purchases of redeemable noncontrolling interest	(750)	—
Issuances of common stock from equity-based plans	3,440	7,840
Cash flows (used in) / from financing activities	(21,470)	344,286
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(161)	(290)
Net (decrease) / increase in cash, cash equivalents and restricted cash	(154,233)	477,596
Cash, cash equivalents and restricted cash at beginning of the period	1,229,132	701,079
Cash, cash equivalents and restricted cash at end of the period	$1,074,899	$1,178,675

Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	$1,066,583	$1,170,605
Restricted cash included in other current assets and other assets	8,316	8,070
Total cash, cash equivalents and restricted cash	$1,074,899	$1,178,675

ALARM.COM HOLDINGS, INC.
Reconciliation of Non-GAAP Measures
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Non-GAAP adjusted EBITDA:
Net income	$35,100	$36,456	$97,029	$92,380
Adjustments:
Interest expense, interest income and certain activity within other income / (expense), net	(7,049)	(10,069)	(22,593)	(26,701)
Provision for income taxes	15,200	6,718	27,965	10,349
Income from equity method investments, net	(2,793)	—	(3,109)	—
Amortization and depreciation expense	7,793	7,612	22,351	22,029
Stock-based compensation expense	8,221	9,194	26,613	31,675
Acquisition-related expense	898	61	958	105
Litigation expense	1,789	4	1,897	16
Total adjustments	24,059	13,520	54,082	37,473
Non-GAAP adjusted EBITDA	$59,159	$49,976	$151,111	$129,853

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Non-GAAP adjusted net income:
Net income, as reported	$35,100	$36,456	$97,029	$92,380
Provision for income taxes	15,200	6,718	27,965	10,349
Income from equity method investments, net	(2,793)	—	(3,109)	—
Income before income taxes	47,507	43,174	121,885	102,729
Adjustments:
Interest income and certain activity within other income / (expense), net	(11,375)	(14,384)	(35,554)	(33,780)
Amortization expense	4,874	4,753	14,163	14,154
Amortization of debt issuance costs	1,511	1,485	4,513	3,296
Stock-based compensation expense	8,221	9,194	26,613	31,675
Acquisition-related expense	898	61	958	105
Litigation expense	1,789	4	1,897	16
Non-GAAP adjusted income before income taxes	53,425	44,287	134,475	118,195
Income taxes [1]	(11,219)	(9,300)	(28,240)	(24,821)
Non-GAAP adjusted net income	$42,206	$34,987	$106,235	$93,374

1 Income taxes are calculated using a rate of 21.0% for each of the three and nine months ended September 30, 2025 and 2024. The 21.0% effective tax rate for each of the three and nine months ended September 30, 2025 and 2024 excludes the income tax effect on the non-GAAP adjustments and reflects the estimated long-term corporate tax rate.

ALARM.COM HOLDINGS, INC.
Reconciliation of Non-GAAP Measures - continued
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Non-GAAP adjusted net income attributable to common stockholders:
Net income attributable to common stockholders, as reported	$35,338	$36,682	$97,840	$93,788
Provision for income taxes	15,200	6,718	27,965	10,349
Income from equity method investments, net	(2,793)	—	(3,109)	—
Income attributable to common stockholders before income taxes	47,745	43,400	122,696	104,137
Adjustments:
Interest income and certain activity within other income / (expense), net	(11,375)	(14,384)	(35,554)	(33,780)
Amortization expense	4,874	4,753	14,163	14,154
Amortization of debt issuance costs	1,511	1,485	4,513	3,296
Stock-based compensation expense	8,221	9,194	26,613	31,675
Acquisition-related expense	898	61	958	105
Litigation expense	1,789	4	1,897	16
Non-GAAP adjusted income attributable to common stockholders before income taxes	53,663	44,513	135,286	119,603
Income taxes [1]	(11,269)	(9,348)	(28,410)	(25,117)
Non-GAAP adjusted net income attributable to common stockholders	$42,394	$35,165	$106,876	$94,486

1 Income taxes are calculated using a rate of 21.0% for each of the three and nine months ended September 30, 2025 and 2024. The 21.0% effective tax rate for each of the three and nine months ended September 30, 2025 and 2024 excludes the income tax effect on the non-GAAP adjustments and reflects the estimated long-term corporate tax rate.

ALARM.COM HOLDINGS, INC.
Reconciliation of Non-GAAP Measures - continued
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Non-GAAP adjusted net income attributable to common stockholders per share:
Net income attributable to common stockholders per share - basic, as reported	$0.71	$0.74	$1.97	$1.89
Provision for income taxes	0.30	0.14	0.56	0.21
Income from equity method investments, net	(0.06)	—	(0.06)	—
Income attributable to common stockholders before income taxes	0.95	0.88	2.47	2.10
Adjustments:
Interest income and certain activity within other income / (expense), net	(0.22)	(0.29)	(0.71)	(0.68)
Amortization expense	0.10	0.10	0.28	0.28
Amortization of debt issuance costs	0.03	0.03	0.09	0.07
Stock-based compensation expense	0.16	0.18	0.53	0.64
Acquisition-related expense	0.02	—	0.02	—
Litigation expense	0.04	—	0.04	—
Non-GAAP adjusted income attributable to common stockholders before income taxes	1.08	0.90	2.72	2.41
Income taxes [1]	(0.23)	(0.19)	(0.57)	(0.51)
Non-GAAP adjusted net income attributable to common stockholders per share - basic	$0.85	$0.71	$2.15	$1.90
Non-GAAP adjusted net income attributable to common stockholders per share - diluted [2]	$0.76	$0.62	$1.90	$1.70
Weighted average common shares outstanding:
Basic, as reported	49,896,117	49,282,514	49,788,187	49,691,263
Diluted, as reported	58,461,103	59,780,908	59,630,170	57,212,003

1 Income taxes are calculated using a rate of 21.0% for each of the three and nine months ended September 30, 2025 and 2024. The 21.0% effective tax rate for each of the three and nine months ended September 30, 2025 and 2024 excludes the income tax effect on the non-GAAP adjustments and reflects the estimated long-term corporate tax rate.

2 Non-GAAP adjusted net income attributable to common stockholders per diluted share includes the add back of cash interest expense, net of tax, attributable to convertible senior notes of $2.1 million and $6.4 million for the three and nine months ended September 30, 2025, respectively, and $2.1 million and $2.8 million for the same periods in the prior year.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Non-GAAP free cash flow:
Cash flows from operating activities	$70,628	$77,337	$117,401	$150,153
Additions to property and equipment	(4,754)	(2,807)	(15,421)	(7,865)
Non-GAAP free cash flow	$65,874	$74,530	$101,980	$142,288